                               SCHEDULE 14A INFORMATION

                                   Proxy Statement
                           Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                            Chicago Pizza & Brewery, Inc.
                        ------------------------------
                   (Name of Registrant as Specified In Its Charter)


       ------------------------------------------------------------------

       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              --------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:


              --------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

              --------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:


              --------------------------------------------------

         5)   Total fee paid:

              --------------------------------------------------

         * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

              --------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

              --------------------------------------------------

         3)   Filing Party:

              --------------------------------------------------

         4)   Date Filed:

              --------------------------------------------------

                            CHICAGO PIZZA & BREWERY, INC.
                          26131 Marguerite Parkway, Suite A
                           Mission Viejo, California  92692


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JUNE 12, 1997



TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Chicago Pizza & Brewery, Inc. (the "Annual Meeting") will be held at the "BJ's Pizza, Grill & Brewery" restaurant located at 600 Brea Mall Drive, Brea, California 92621 on
June 12, 1997 at 9:30 a.m. Pacific Time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

         (1) To elect eight members to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualify.

         (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending December 31, 1997.

         (3) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 6, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

         All shareholders are invited to attend the Annual Meeting in person.

                                  By Order of the Board of Directors


                                  Paul Motenko
                                  CHIEF EXECUTIVE OFFICER
Mission Viejo, California
May 9, 1997



    ----------------------------------------------------------------------------
                                      IMPORTANT
    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.
    ----------------------------------------------------------------------------

                            CHICAGO PIZZA & BREWERY, INC.
                          26131 Marguerite Parkway, Suite A
                           Mission Viejo, California  92692
                                    (714) 367-8616

                                   ---------------

                                   PROXY STATEMENT

                                   ---------------
                        Approximate date proxy material first
                          sent to shareholders:  May 9, 1997

                    INFORMATION CONCERNING SOLICITATION AND VOTING


    The enclosed proxy is solicited by and on behalf of the Board of Directors of Chicago Pizza & Brewery, Inc. (the "Company") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") and adjournments thereof to be held on June 12, 1997 at the Company's "BJ's Pizza, Grill & Brewery" restaurant located at 600 Brea Mall Drive, Brea, California 92621, at 9:30 a.m., Pacific Time.

    Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all eight of the nominee-directors specified herein and FOR the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for fiscal year 1997, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

    Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.


                             SHAREHOLDERS' VOTING RIGHTS

    Only holders of record of the Company's Common Stock, no par value ("Common Stock"), at the close of business on May 6, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 6,408,321 shares of Common Stock outstanding, with one vote per share.

    With respect to election of directors, assuming a quorum is present, the eight candidates receiving the highest number of votes are elected. See "Nomination and Election of Directors." To ratify the appointment of Coopers
& Lybrand L.L.P., assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

    Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of Coopers & Lybrand L.L.P. will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the quorum required for the Annual Meeting.

                              STOCK OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by
(a) each director of the Company, (b) each executive officer identified in the Summary Compensation Table, (c) all executive officers and directors of the Company as a group and (d) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock.

                                              SHARES BENEFICIALLY OWNED(1)
                                          -----------------------------------
                                           NUMBER
    NAME AND ADDRESS (2)                  OF SHARES    PERCENTAGE OF CLASS(3)
    --------------------                  ---------    ----------------------
    Paul Motenko..................          658,857           10.28%
    Jeremiah Hennessy.............          658,857           10.28%
    Louis Habash..................          651,172(4)        10.16%
    ASSI, Inc. ...................          625,000(5)         9.75%
    Barry Grumman.................          181,618(6)         2.83%
    Alexander M. Puchner..........                0(7)            0%
    Stanley B. Schneider..........           25,000(7)         0.39%
    Robert Burke..................                0(7)            0%
    Steven Mayer..................                0(7)            0%
    Ernest T. Klinger ............                0(7)            0%
    All directors and executive officers
       as a group (8 persons).....           1,524,332        23.79%


------------

(1) The persons named in the table, to the Company's knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) The address of the aforementioned individuals is at the Company's principal executive offices at 26131 Marguerite Parkway, Suite A, Mission Viejo, California 92692.

(3) Shares of Common Stock which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants issued by the Company which are not exercisable within 60 days from the date hereof.

(4) Includes 26,172 shares held by Mr. Habash personally and 625,000 shares issued to ASSI, Inc., a Nevada corporation controlled by Mr. Habash. Does not include 3,200,000 Special Warrants which are currently held by ASSI, Inc. but are not exercisable until October 8, 1997. See "Certain Relationships and Related Transactions -- Pietro's Acquisition" and
    "-- Other Consulting Arrangements."

(5) ASSI, Inc. is controlled by Louis Habash, and its shares are also included in Mr. Habash's beneficial ownership.

(6) Includes 10,000 shares of Common Stock which are held in a Professional Corporation Money Purchase Plan of which Mr. Grumman is the beneficiary and 110,159 shares of Common Stock held in a joint account by Mr. and Mrs. Barry Grumman.

(7) Does not include shares of Common Stock purchasable upon exercise of options which are not exercisable in the next 60 days.

    As a result of their share ownership and positions with the Company, Messrs. Hennessy and Motenko may be deemed "parents" of the Company as defined pursuant to the rules and regulations of the Securities and Exchange Commission. However, in connection with the Pietro's Acquisition and certain consulting arrangements, the Company has issued a significant percentage of shares and warrants which may result in a change of control. See "Certain Relationships and Related Transactions -- Pietro's Acquisition" and "-- Other Consulting Arrangements."

                         NOMINATION AND ELECTION OF DIRECTORS

    The Company's directors are to be elected at each annual meeting of shareholders. At this Annual Meeting, eight directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by and all currently serve as members of the Board of Directors of the Company. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

    The eight nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

    The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):


NOMINEE                 PRINCIPAL OCCUPATION                                 AGE
-------                 --------------------                                 ---

Paul A. Motenko         Chairman of the Board, Chief Executive Officer,       42
                        Vice President and Secretary of the Company

Jeremiah J. Hennessy    President, Chief Financial Officer and Chief          38
                        Operating Officer

Alexander M. Puchner    Director of Brewing Operations                        36

Barry J. Grumman        Senior Partner in the Law Offices of Grumman          46
                        & Rockett

Stanley B. Schneider    Managing Partner of Gursey, Schneider & Co.           61

Steven F. Mayer         President and Managing Director of Aries              37
                        Capital Group, L.L.C.

Robert Burke            Executive in Residence, Robertson, Stephens           44
                        & Co., Investment Bank

Ernest T. Klinger       Chief Financial Officer and Vice President-           61
                        Finance and Administration of Arden Group, Inc.


    PAUL A. MOTENKO has been the Chief Executive Officer, Chairman of the
Board, Vice President and Secretary of the Company since its inception in 1991. He is also Chairman of the Board, President and Secretary of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company ("CPNI"). He is a certified public accountant and was a founding partner in the firm Motenko, Bachtelle & Hennessy from 1980 to 1991. In this capacity, Mr. Motenko provided accounting and consulting services to several restaurant companies, including BJ's Chicago Pizzeria. From 1976 to 1980, Mr. Motenko was employed as an accountant and consultant for several accounting firms, including Kenneth Leventhal and Company and Peat, Marwick, Main. Mr. Motenko graduated with high honors from the University of Illinois in 1976 with a Bachelor of Science in accounting.

    JEREMIAH J. HENNESSY has been the President, Chief Operating Officer and a Director of the Company since its inception in 1991. He was recently appointed the Chief Financial Officer of the Company. He is also Chief Executive Officer and a Director of CPNI. Mr. Hennessy is a certified public accountant and was a partner in the firm Motenko, Bachtelle & Hennessy from 1988 to 1991. His public accounting practice involved extensive work for food service and restaurant clientele. He served as a controller for a large Southern California construction company and has extensive background in construction and development. Mr. Hennessy has also worked in various aspects of the restaurant industry for Marie Callendar's and Knott's Berry Farm. Mr. Hennessy graduated Magna Cum Laude from National University in 1983 with a Bachelor of Science in accounting.

    ALEXANDER M. PUCHNER is Director of Brewing Operations for the Company, having been appointed to such position in January 1996. From 1994 to 1995, Mr. Puchner served as brewmaster for Laguna Beach Brewing Co. and from 1993 to 1994 as brewmaster for the Huntington Beach Beer Co. From 1988 to 1993,
Mr. Puchner served as Product Manager for Aviva Sports/Mattel Inc. and Marketing Research Manager for Mattel Inc. Mr. Puchner was awarded a silver medal in the strong ale category at the 1996 Great American Beer Festival for BJ's Jeremiah Red Ale, and also was awarded a silver medal in the American pale ale category at the 1994 Great American Beer Festival. Mr. Puchner has also earned over 40 awards as a homebrewer, including in the 1991 and 1992 National Homebrew Competition. Mr. Puchner has been a nationally certified beer judge since 1990. Mr. Puchner received a Bachelor of Arts from Cornell University in 1983 and a Master of Business Administration degree from the University of Chicago in June 1986.

    BARRY J. GRUMMAN was named a Director of the Company in November 1994. Mr. Grumman has been the Senior Partner in the Law Offices of Grumman & Rockett, a Newport Beach, California law firm specializing in civil litigation, since 1977. Mr. Grumman is a principal of FM Records, Inc., a Los Angeles record company. Mr. Grumman also has extensive experience as an investor in private companies and has invested in companies which have gone public.

    STANLEY B. SCHNEIDER has been a Director of the Company since August 7, 1996. Mr. Schneider is a certified public accountant and founding member and the managing partner of Gursey, Schneider & Co. LLP, an independent public accounting firm founded in 1964 that specializes in general accounting services, litigation support, audits, tax consulting and compliance as well as business management and management advisory services. Mr. Schneider serves as a director of Perceptronics, Inc., a Woodland Hills, California based high-tech defense firm; American Recreation Centers Co., the largest publicly-owned bowling center company in the United States; Jerry's Famous Deli, Inc., a Los Angeles-based restaurant company; Golden West Baseball Co., the co-owner of the American League California Angels; Golden West Broadcasters, Inc., a broadcast media holding company; and The Autry Museum of Western Heritage and P.A.T.H., an organization dedicated to helping the homeless in Los Angeles. Mr. Schneider obtained a Bachelor of Science in accounting from the University of California at Los Angeles in 1958.

    STEVEN F. MAYER has been a Director of the Company since August 7, 1996.
Mr. Mayer is currently a managing director of Libra Investments, Inc., an investment banking firm, and the president and managing director of Aries Capital Group, LLC, a private investment firm. From April 1992 until June 1994, when he left to co-found Aries Capital Group, Mr. Mayer was an investment banker with Apollo Advisors, L.P. ("Apollo") and Lion Advisors, L.P. ("Lion"), affiliated private investment firms, Prior to that time, Mr. Mayer was a lawyer with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance. While at Apollo and Lion, Mr. Mayer was responsible for equity and debt investments in a wide range of industries, including the aluminum, apparel, automobile parts manufacturing, bedding, cable television, cosmetics, environmental services, furniture distribution, homebuilding, hotel, plastics, radio, real estate, retail and textile industries. Mr. Mayer is a current or former member of the Boards of Directors of Mednet, MPC Corporation, a publicly traded managed prescription care company, Electropharmacology, Inc., a publicly traded medical device manufacturer, BDK Holdings, Inc., a textile manufacturer, Roland International Corporation, a real estate holding company, and The Greater LA Fund, a non-profit investment group affiliated with Rebuild LA. In addition, Mr. Mayer has served as the chairman or a member of numerous creditors' committees. Mr. Mayer is a graduate of Princeton University and Harvard Law School.

    ROBERT BURKE has been a Director of the Company since November 18, 1996. Mr. Burke is currently and has been an executive in residence at Robertson, Stephens & Co. Investment Banking since 1996. From 1995 to 1996, Mr. Burke was President of Gordon Biersch Brewing Company, operators of a five full-service brewery restaurants in California and Hawaii and a production facility in Northern California. From 1989-1995, Mr. Burke spent six years with Bedford Properties serving as President of Westminster Holdings (a division of Bedford Properties) which encompassed hotels, restaurants, radio stations, art, aviation, and publishing. Mr. Burke currently also serves as a director of Sound Source Interactive, Inc., a public company. Mr. Burke obtained a B.A. in Marketing at the University of Colorado School of Business in May of 1974 and attended the Stanford University Executive Program in 1992.

    ERNEST T. KLINGER has been a Director of the Company since April 23, 1997. Mr. Klinger is a certified public accountant and has been a Chief Financial Officer and Vice President-Finance and Administration of Arden Group, Inc. from 1983 to the present, which consists of twelve supermarkets, including Gelson's and Mayfair, with a related distribution center. Mr. Klinger currently also serves as a director of Sound Source Interactive, Inc., a public company. Mr. Klinger received a Bachelor of Laws from LaSalle University, Chicago, Illinois and a Bachelor of Business Administration from the University of Minnesota, Minneapolis.

    The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified. The Board of Directors may fill interim vacancies of directors. Each officer is elected by and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement. The Company agreed to grant to the representative of the underwriters (the "Representative") of the Company's initial public offering which closed October 15, 1996 (the "Offering"), for a period of five years following the Offering, the right to nominate from time to time one individual to be a director of the Company or to have an individual selected by the Representative attend all meetings of the Board of Directors of the Company as a non-voting advisor. As of the Record Date, the Representative has waived its right to nominate a director.


SIGNIFICANT EMPLOYEES

    The following table sets forth certain information concerning certain significant employees of the Company.

       NAME            AGE                        POSITION
       ----            ---                        --------


Robert B. DeLiema        48       Director of Southern California Operations
Salvador A. Navarro      42       Director of Food and Beverage
Ramon David              47       Director of Northwest Operations


    ROBERT B. DELIEMA has been the Director of Southern California Operations for the Company since February 1996. Previously, Mr. DeLiema owned and operated a graphic design, advertising and marketing firm from 1981 to 1996. From 1970-1981, Mr. DeLiema was a principal and Vice President of Operations for Meyerhof's, a restaurant holding company, where Mr. DeLiema concentrated on the Back Bay Rowing and Running Club restaurants. Mr. DeLiema received a Bachelor of Arts in 1970 from the University of California at Santa Barbara.

    SALVADOR A. NAVARRO has served as the Director of Food and Beverage for the Company since 1995. Previously, Mr. Navarro was Central Operations Manager for Knott's Berry Farms in Buena Park, California and served as the Director of Food and Beverages for Southwest Foods, Inc.'s Claim Jumper Restaurants from 1978 to 1994.

    RAMON DAVID has been Executive Vice President of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company, since September 30, 1996. In addition, he is currently and has been serving as Director of Northwest Operations and Director of Human Resources since March 30, 1996. Prior to that, from 1996 through March 29, 1996, Mr. David served in various capacities with Pietro's Corporation, including restaurant General Manager, District Supervisor, Regional Supervisor, Training Manager and Director of Human Resources. Mr. David graduated from the University of Oregon in 1975 with a B.S. in Biology and is certified as a Senior Professional in Human Resources.

                    INFORMATION CONCERNING THE BOARD OF DIRECTORS
                            AND CERTAIN COMMITTEES THEREOF

    The business of the Company's Board of Directors is conducted through full meetings of the Board, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

    The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee consists of Mr. Schneider and Mr. Klinger. Mr. Schneider is the Chairman of the Audit Committee. The Audit Committee was formed on August 7, 1996 and held no meetings during the last fiscal year.

    The Stock Option Committee administers and determines appropriate awards under the Company's 1996 Stock Option Plan. The Stock Option Committee consists of Steven Mayer and Barry Grumman. Mr. Grumman is the Chairman of the Stock Option Committee. The Stock Option Committee was formed on August 7, 1996 and in October of 1996, approved the granting of stock options to various employees of the Company, which options were granted by written consent of the Stock Option Committee. Otherwise the Stock Option Committee held no meetings during the last fiscal year.

    There were two meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director.

COMPENSATION OF BOARD OF DIRECTORS

   FEES.

    The Company pays each non-employee director an annual fee of $1,000, plus $750 per board meeting attended in person, $400 per telephonic board meeting over 30 minutes, $200 per telephonic board meeting under 30 minutes, $500 per committee meeting in person, $300 per telephonic committee meeting over 30 minutes, and $100 per telephonic committee meeting under 30 minutes.

   OPTIONS.

    As of the Record Date, the Company has issued Non-Qualified Options to non-employee Directors as follows:


                      Number of
                Securities (Shares
                      of Common
                  Stock) Underlying    Date of       Exercise       Expiration
      NAME(1)    OPTIONS GRANTED(2)     GRANT      PRICE/SHARE(3)    DATE(4)
-------------    ------------------    -------    --------------   ----------

Stanley B. Schneider   25,000          10/8/96        $5.00         10/7/2006

Steven F. Mayer        25,000          10/8/96        $5.00         10/7/2006

Barry J. Grumman       25,000          10/8/96        $5.00         10/7/2006

Robert Burke           25,000          11/18/96       $5.03         11/17/2006


Ernest T. Klinger      25,000          4/23/97        $1.00         4/22/2007

(1) Does not include Options granted to non-employee directors which have expired.

(2) Each option set forth above shall become exercisable as to 50% of the shares of Common Stock subject to the option on the first anniversary date of the grant and 50% on the second anniversary date of the grant. In addition to the above options, each non-employee may receive Non-Qualified Options to acquire an additional 10,000 shares of Common Stock for each additional year that the non-employee director continues to serve on the Board of Directors.

(3) The exercise price of the above options is equal to 100% of the fair market value of the Common Stock subject to the options on the date on which such options were granted.

(4) May expire earlier upon expiration of the Company's 1996 Stock Option Plan or three months after the optionee ceases to be a director of the Company (one year if due to the director's death or disability).

No named executive officers of the Company have been issued options. As of the Record Date, the following employee director of the Company received Incentive Stock Options as follows:





                                NUMBER OF
                          SECURITIES (SHARES
                                OF COMMON
                          STOCK) UNDERLYING        DATE OF        EXERCISE          EXPIRATION
       NAME                OPTIONS GRANTED(1)      GRANT       PRICE/SHARE(2)         DATE(3)
 -------------------      ------------------       -------     --------------      ----------
Alexander M. Puchner            75,000             10/8/96         $5.00            10/7/2006


(1) Option shall become exercisable on a cumulative basis as to one-fourth (1/4) of the total number of shares covered thereby at any time after one year from the date the option is granted and an additional one-fourth (1/4) of such total number of shares at any time after the end of each consecutive one-year period thereafter until the option has become exercisable as to all of such total number of shares

(2) The exercise price of the above options is equal to 100% of the fair market value of the Common Stock subject to the options on the date on which such options were granted.

(3) May expire earlier upon expiration of the Company's 1996 Stock Option Plan or three months after the optionee ceases to be a director of the Company (one year if due to the director's death or disability).


                       EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

 SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation of the Chief Executive Officer and the two most highly compensated executive officers of the Company whose salary and bonus compensation was at least $100,000 in the fiscal year ended December 31, 1996, for the fiscal years ended December 31, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE



NAME AND                                      ANNUAL COMPENSATION
                                          ----------------------------     OTHER ANNUAL
PRINCIPAL POSITION(1)            YEAR        SALARY           BONUS        COMPENSATION
------------------               ----        ------           -----        ------------
Paul A. Motenko
Chief Executive Officer,
Vice President, Secretary
and Chairman of the              1996       $127,077        $50,000(2)     $9,747(4)
Board...............             1995       $101,289        $50,000(3)     $8,858(5)


Jeremiah J. Hennessy
President, Chief
Operating Officer,
Chief Financial Officer          1996       $127,077        $50,000(2)     $9,319(6)
and Director..........           1995       $101,289        $50,000(3)     $8,417(7)

     ----------------------------------



(1) No other executive officer received salary and bonuses in excess of $100,000 in 1996 or 1995.

(2) Paid in respect of the Pietro's Acquisition. See "Certain Relationships and Related Transactions -- Pietro's Acquisition."

(3) Paid in respect of the acquisition from Roman Systems, Inc. See "Certain Relationships and Related Transactions -- Acquisition of Restaurants and Intellectual Property."

(4) The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $8,608) and life insurance (approximately $1,139).

(5) The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $7,757) and life insurance (approximately $1,101).

(6) The amount shown above is the estimated value of perquisites and other personal benefits including health insurance (approximately $8,180), and life insurance (approximately $1,139).

(7) The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $7,316), and life insurance (approximately $1,101).

   OPTIONS

    OPTION GRANTS DURING 1996. No options were granted in the last fiscal year to any of the executive officers named in the Summary Compensation Table.

    OPTION EXERCISES IN 1996 AND CURRENT OPTION VALUES. No options were exercised or exercisable during the last fiscal year. No options are held by the two named executive officers.


   EMPLOYMENT AGREEMENTS

    The Company entered into identical eight-year term employment agreements with Paul Motenko and Jeremiah J. Hennessy (sometimes referred to herein as the "Executives"), effective as of March 25, 1996. Pursuant to such agreements, Messrs. Motenko and Hennessy are each to receive annual cash compensation of $135,000, subject to escalation annually in accordance with the Consumer Price Index (the "CPI"). In addition, Messrs. Motenko and Hennessy's employment agreements entitle each of them to receive two annual bonuses based on the Company's financial performance, one for attainment of specified earnings before interest, amortization, depreciation and income taxes ("EBITDA"), and one for attainment of specified pre-tax income.

    The EBITDA bonus would entitle Messrs. Motenko and Hennessy each to receive the following amounts if the following EBITDA amounts are attained for each fiscal year during the term of their respective employment agreements:

                            EBITDA              CUMULATIVE CASH BONUS
                            ------              ---------------------

                         $2,000,000                    $25,000
                         $3,000,000                    $35,000
                         $6,000,000                    $80,000
                         $9,000,000                   $150,000


    The pre-tax income bonus would entitle each of Messrs. Motenko and Hennessy to receive the following amounts if the following pre- tax income amounts (as determined by the Company's independent public accountants in accordance with
GAAP) are attained for each fiscal year during the term of their respective employment agreements, commencing with the fiscal year ending December 31, 1997:

                           PRE-TAX
                            INCOME              CUMULATIVE CASH BONUS
                           --------            ----------------------
                         $2,000,000                    $25,000
                         $4,000,000                    $75,000
                         $8,000,000                   $150,000

    The pre-tax income levels required to receive each bonus level for each fiscal year following the 1997 fiscal year will be increased by 20% per year.

    Pursuant to their respective employment agreements, Messrs. Motenko and Hennessy are each entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, life insurance coverage, disability insurance, family health insurance and the right to participate in the Company's customary executive benefit plans. Messrs. Motenko and Hennessy's employment agreements further provide that following the voluntary or involuntary termination of their employment by the Company, each of them is entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. Upon the occurrence of any Termination Event (as hereinafter defined), the Company may terminate the employment agreements. If such termination occurs, Mr. Motenko or Mr. Hennessy, as the case may be, will be entitled to receive all amounts payable by the Company under his respective employment agreement to the date of termination. If the Company terminates the employment agreement for a reason other than the occurrence of a Termination Event or if Mr. Motenko or Mr. Hennessy terminates the employment agreement because of a breach by the Company of its obligations thereunder or for Good Reason (as hereinafter defined),

Mr. Motenko or Mr. Hennessy, as the case may be, will be entitled to receive any and all payments and benefits which would have been due to him by the Company up to and including March 24, 2004 or any extension thereof had he not been terminated and any and all damages resulting therefrom.

    "Termination Event" means any of the following: (i) the willful and continued failure by the Executive to substantially perform his duties under the Employment Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties; (ii) the Executive being convicted of a crime constituting a felony;
(iii) the Executive intentionally committing acts or failing to act, either of which involves willful malfeasance with the intent to maliciously harm the business of the Company; (iv) the Executive's willful violation of the confidentiality provisions under the Employment Agreement; or (v) death or physical or mental disability which results in the inability of the Executive to perform the required services for an aggregate of 180 calendar days during any period of 12 consecutive months. No act, or failure to act, on the Executive's part shall be considered "willful" unless intentionally done, or intentionally omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Termination Event shall not have been deemed to have occurred unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive conducted, or failed to conduct, himself in a manner set forth above in clauses (i)-(iv), and specifying the particulars thereof in detail.

    For purposes of the Employment Agreement, "Good Reason" shall mean (i) any removal of the Executive from, or any failure to re-elect the Executive to his current office except in connection with termination of the Executive's employment for disability; provided, however, that any removal of the Executive from, or any failure to re-elect the Executive to his current office (except in connection with termination of the Executive's employment for disability) shall not diminish or reduce the obligations of the Company to the Executive under the employment agreement; (ii) a reduction of ten percent (10%) or more in the Executive's then current base salary; (iii) any failure by the Company to comply with any of its obligations to the Executive under the employment agreement;
(iv) for any reason within 120 days following a Change of Control (as defined in the employment agreement); or (v) the failure of the Company to obtain the assumption of the employment agreement by any successor to the Company, as provided in the employment agreement.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and certain other officers, directors and holders of 5% or more of the shares of Common Stock of the Company have engaged in numerous transactions as described below.

ACQUISITION OF RESTAURANTS AND INTELLECTUAL PROPERTY

    "BJ's Chicago Pizzeria" restaurants, as the Company's restaurants were originally known, were established in Southern California in 1978 by entities controlled by Michael L. Phillips ("Phillips") and William A. Cunningham, Jr. ("Cunningham"). Phillips and Cunningham built the chain to five locations in Southern California by 1991.

    The Company was formed in October 1991 by Paul Motenko ("Motenko") and
Jerry Hennessy ("Hennessy") to assume the management of the five existing "BJ's Chicago Pizzeria" restaurants. In addition, the Company obtained the right to use the trademarks, servicemarks, recipes and other intellectual property ("BJ's Intellectual Property") from the owners of the five restaurants for use in the development of additional "BJ's Chicago Pizzeria" restaurants. This arrangement was pursuant to a management agreement ("Management Agreement") which gave the Cunningham and Phillips entities certain guaranteed payments and rights in newly developed BJ's restaurants. From the date of the Management Agreement through December 1994, the Company opened five additional restaurants, the first in July 1992 followed by one more in 1993 and three in 1994. As discussed in detail below, in January 1995 the Management Agreement was terminated in connection with the closing of the Company's acquisition of the BJ's Intellectual Property and three of the restaurants managed by the Company for the prior owners (the "Acquisition").

    Pursuant to the terms of an Asset Purchase Agreement, dated November 7, 1994 (the "Acquisition Agreement"), Roman Systems, Inc., a California corporation, Bristol Restaurants, a California general partnership, William A. Cunningham, Jr. and Michael L. Phillips (collectively, "Sellers"), effective as of January 1, 1995, the Company purchased three BJ's Chicago Pizzeria Restaurants located in Balboa in Newport Beach, California, La Jolla and Laguna Beach, California, and all of the right, title and interest of the Sellers in trademarks, trademark registrations, servicemarks, menus, recipes, trade secrets and other know-how or intangible property utilized in the operation of the BJ's Chicago Pizzeria Restaurants that Sellers may own (the "BJ's Intellectual Property"). Two other restaurants, located in Santa Ana and San Juan Capistrano, California, owned by Sellers were not transferred. The Santa Ana and San Juan, Capistrano restaurants were operated by the Company until such restaurants were sold in 1995.

    In connection with the 1995 acquisition of restaurants pursuant to the Acquisition Agreement, the Company, in addition to a $550,000 cash down payment and assumption of certain liabilities, issued a note (the "Note") in favor of the sellers in the amount of $3,700,000, which note accrues interest at a rate of 7% per annum and matures on April 1, 2004. This Note is payable in monthly principal and interest installments of $38,195. Under this Note the Company was also required to make additional payments of $25,000 per month toward the total outstanding principal until an aggregate of $875,000 in additional principal payments under the Note had been made. In October of 1996, the Company paid an aggregate of $875,000 in principal amount and as a result is no longer subject to the latter requirement.

    In addition to the aforementioned consideration for the Acquisition, simultaneously with the closing of the Acquisition, the Company also issued 500,000 shares of Common Stock of the Company to each of Mr. Cunningham and Mr. Phillips, which as a result of the May 1995 stock split are currently equivalent to 174,480 shares of Common Stock of the Company outstanding to each of Mr. Phillips and Mr. Cunningham. The Company also assumed certain liabilities of the Sellers, including approximately $873,000 in loans, accrued salaries, certain accounts payable, sales tax payable and accrued operating expenses of the purchased restaurants.

    In regard to the Acquisition, the Company has granted Phillips a limited license to operate up to four pizzeria restaurants in areas outside of California and Hawaii or other areas where they may compete with the Company's restaurants. These restaurants operated by Phillips or his family may use the intellectual property associated with the operation of BJ's Chicago Pizzeria restaurants, except for the name "BJ's" or any name so similar as to confuse the public. The Company has been granted a right of first refusal to purchase the restaurants of Phillips or his family if they are sold. A similar license has been given to Cunningham for up to two restaurants. Pursuant to the Acquisition, the Company is obligated to provide Phillips and Cunningham, and their respective spouses, with health insurance, or reimburse them for the cost of mutually satisfactory arrangements regarding health insurance coverage, until they each turn 65 years of age.

    The Company assumed responsibility for the operation and divestment costs of restaurants excluded from the purchase (Santa Ana and San Juan Capistrano, California). At the time of purchase, January 1, 1995, a reserve for restaurant closure totaling $157,000 was established for the operating and divestment costs incurred by the restaurants excluded from the sale.

    In connection with the Acquisition, Motenko and Hennessy pledged all of their stock for the benefit of Sellers. In the event of default, Sellers had the right and ability to vote all of the stock so pledged by Motenko and Hennessy. In addition, in event of a default, Sellers had the right to foreclose upon and cause to be sold for their benefit half of the stock of Motenko and Hennessy so pledged. The pledge was to remain in force and effect until the earlier of the date upon which all amounts owed to Sellers in respect to the Acquisition were fully paid or both of the following occurred: (i) the Company made the $875,000 payment to Sellers as specified above, and (ii) the Company registered its stock pursuant to the Securities Exchange Act of 1934 and its Common Stock was listed or reported by a national/regional securities exchange or market quotation
system.   Since the Company fulfilled the latter requirement, the pledge is no longer in effect. However, the Note is collateralized by the restaurants in Balboa in Newport Beach, La Jolla Village and Laguna Beach, California.

    As of the Record Date the principal amount outstanding under the Acquisition Agreement will be $2,516,179.

ACQUISITION AND SALE OF LIMITED PARTNERSHIP INTERESTS

    The Company owned and/or operated restaurants in addition to those purchased under the Acquisition Agreement through the acquisition and sale of limited partnership interests. Restaurants in Belmont Shore and La Jolla -- Prospect were both owned by limited partnerships, BJ's Belmont Shore, L.P. and BJ's La Jolla, L.P., respectively. The general partner of each of these partnerships was CPA-BG, Inc., a wholly-owned subsidiary of the Company that was transferred to the Company for no consideration by Motenko and Hennessy prior to the closing of the acquisition of the partnership interests.

    Prior to the acquisition of the partnership interests, the sole limited partner of BJ's Belmont Shore, L.P. was Barry Grumman ("Grumman"). The sole limited partner of BJ's La Jolla, L.P. was BJ's La Jolla, Ltd., a limited partnership of which Grumman was the sole general partner. In addition, pursuant to an agreement dated November 14, 1994, Grumman and BJ's La Jolla, Ltd. agreed to transfer all of their right, title and interest in BJ's Belmont Shore, L.P. and BJ's La Jolla, L.P., respectively, for an aggregate of 226,824 shares of Common Stock in the Company, which shares are valued at $.75 per share or $170,118. The aggregate amount of liabilities assumed in the acquisition of the limited partnership interests totaled $277,000, including $70,000 in acquisition costs and $207,000 in assumed liabilities. $55,000 of the latter assumed liabilities included capitalized equipment leases, sales tax payable and accrued operating expenses of the purchased restaurants. Following the acquisition of the partnership interests, both BJ's Belmont Shore, L.P. and BJ's La Jolla, L.P. were terminated, and CPA-BG, Inc. was merged into the Company.

    The BJ's in Lahaina, Maui will continue to be owned by BJ's Lahaina, L.P., a limited partnership. The two general partners of BJ's Lahaina, L.P. were CPA010, Inc. and Blue Max, Inc. Blue Max, Inc. was wholly-owned by CPA010, Inc., which was formerly owned by Motenko and Hennessy. Motenko and Hennessy transferred their ownership of such corporation to the Company for nominal consideration prior to the closing of the acquisition of the partnership interests. CPA010, Inc. has recently been merged into the Company. As a result, the Company is currently the managing general partner of BJ's Lahaina, L.P. and owns an approximately 54% interest in the partnership. The Company purchased the 54% interest for approximately $114,000, which interest consists of a 40% general partnership interest and an approximately 14% limited partnership interest.

CERTAIN OTHER TRANSACTIONS AND CONFLICTS OF INTEREST

    Paul Motenko and Jeremiah Hennessy advanced $204,028 to the Company in the form of deferred salary ($125,000) and direct loans ($79,028). Messrs. Motenko and Hennessy agreed to defer repayment of the loans without interest until all of the Company's Series A Promissory Notes (the "Notes") issued in connection with a January 1995 private placement were repaid. The direct loans by Messrs. Motenko and Hennessy and deferred salaries have been repaid.

    Pursuant to the terms of the Acquisition, Messrs. Motenko and Hennessy pledged their ownership interest in the Company to Sellers. As a result, a conflict of interest may have existed between Messrs. Motenko and Hennessy and the Company with respect to the determination of which obligations would be paid out of the proceeds of the Offering or the Company's operating cash flow and when such payments were made. The Company also had notes payable to Sidney Feldman, Mr. Motenko's father-in-law, in the amount of $40,000, which note accrued interest at a rate of 12%. This note was repaid in 1995.

    In connection with the development of the Huntington Beach, California restaurant in 1994, the Company issued a demand note payable to Cunningham, one of the Sellers, in the amount of $350,000 with interest accruing at a rate of 6%. This demand note was collateralized by the Huntington Beach restaurant and equipment. This demand note was repaid during 1996.

    In addition, the Company had the following debt outstanding with related parties: (i) a $100,000 note due and payable to Ms. Katherine Anderson, a limited partner of BJ's Lahaina, L.P., the California limited partnership which operates the Company's Lahaina, Maui restaurant, which note matures on September 5, 1996 and bears interest at a rate of 19%, (ii) a $79,000 note due on demand and payable to Paul Motenko, which note bears interest at a rate of 6% and is referenced above in connection with certain advances by Mr. Motenko and Mr. Hennessy and (iii) a $28,000 note due and payable to Harold Motenko, which note matures on March 22, 1998 and bears interest at a rate of 12%. The Company paid the foregoing debt with proceeds from the Offering.

    In May 1995, the Company issued warrants to purchase up to 300,000 shares of Common Stock at a price of $5.00 per share to each of Barry Grumman, a director of the Company, and Lexington Ventures, Inc. The warrants were issued to each of Mr. Grumman and Lexington Ventures, Inc. at a price of $0.07 per warrant or a total price to each of $21,000. Mr. Grumman's liability for payment of the warrants was extinguished in consideration for past services as a director of the Company which had not been previously compensated. On October 8, 1996, the warrants issued in this placement converted into a like number of redeemable warrants which were being registered concurrently with the Offering. As a result, all of the aforementioned warrants issued to Mr. Grumman and Lexington Ventures and all of the shares issuable upon exercise of such warrants were saleable by the holders or respective transferees commencing on October 8, 1996, the date of the Offering prospectus.

    Management believes that the transactions with the officers and/or shareholders of the Company and their affiliates were made in terms no less favorable than would have occurred with unaffiliated third parties. The Company has adopted a policy not to engage in transactions with officers, directors, principal shareholders or affiliates of any of them unless such actions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated third party in an arms length transaction.

PIETRO'S ACQUISITION

    On March 29, 1996, the Company acquired 26 restaurants, seven of which were subsequently sold, located in Washington and Oregon by providing the funding for a plan of reorganization filed with the U.S. Bankruptcy Court by Pietro's Corporation, a Washington state corporation (the "Pietro's Acquisition.") In order to finance the Pietro's Acquisition, on February 20, 1996, the Company sold to ASSI, Inc. and to Mr. Norton Herrick for $2,000,000 and $1,000,000, respectively, certain convertible notes (the "Convertible Notes") pursuant to certain note purchase agreements (the "Note Purchase Agreements") with substantially similar terms. Under the Note Purchase Agreements, the Company issued to each of ASSI, Inc. and to Mr. Herrick, Convertible Notes in the principal amounts of $2,000,000 and $1,000,000, respectively, which Convertible Notes, plus accrued interest thereon, both converted simultaneously with the closing of the Offering. The Convertible Note, plus accrued interest thereon, issued to ASSI, Inc. converted into 500,000 shares of Common Stock and into warrants (the "ASSI Warrants") to purchase 3,000,000 shares of Common Stock. The Convertible Note, plus accrued interest thereon, issued to Mr. Herrick converted into 250,000 shares of Common Stock and into warrants (the "Herrick Warrants") to purchase 1,500,000 shares of Common Stock (the ASSI Warrants and the Herrick Warrants are collectively referred to herein as the "Special Warrants"). The 4,700,000 Special Warrants convert upon their sale by the current holders or their affiliates to 4,700,000 redeemable warrants sold in the Offering. In addition, in connection with the above financing, the Company agreed subject to the terms of the Note Purchase Agreements, to use its best reasonable efforts to cause one individual designated by each of ASSI, Inc. and Mr. Norton Herrick to be elected to the Board of Directors of the Company or to have such selected individuals attend all meetings of the Board of Directors as non-voting advisors. ASSI, Inc's current nominee to the Board of Directors of the Company is Mr. Ernest T. Klinger. Mr. Herrick's current nominee to the Board of Directors is Mr. Steven Mayer.

    On February 20, 1996, the Company entered into a consulting agreement with ASSI, Inc. regarding the Pietro's Acquisition (the "Pietro's Consulting Agreement"). Under this Agreement, ASSI, Inc. agrees to advise the Company in connection with the reconstruction, expansion, marketing and strategic development of the restaurants acquired from Pietro's. In consideration for such services, the Company shall pay to ASSI, Inc. an annual fee equal to 5% of Net Profits (as hereinafter defined) of the restaurants acquired under the plan of reorganization and retained by the Company. As additional consideration for the consulting services, the Company has issued to ASSI, Inc. an additional aggregate of 100,000 Special Warrants to purchase shares of common stock of the Company. Upon their sale by the current holders or their affiliates, these Special Warrants convert into redeemable warrants sold in the Offering. The Pietro's Consulting Agreement terminates on December 31, 2000.

    For purposes of the Vegas Consulting Agreements (as hereinafter defined) and the Pietro's Consulting Agreement, "Net Profits" shall mean net profits of the respective operations as determined under generally accepted accounting principles ("GAAP") before payment of the Annual Fee, less income, franchise and like taxes. In addition, GAAP is to be applied as if the acquired operations were owned in a stand-alone, separate legal entity and without regard to:
(i) parent company overhead which is not directly attributable to the acquired operations and (ii) any amortization of goodwill related to the acquisition of the respective acquired operations.

OTHER CONSULTING ARRANGEMENTS

    On February 20, 1996, the Company entered into a consulting agreement with ASSI, Inc. (the "Vegas Consulting Agreement") pursuant to which ASSI, Inc. agrees to advise the Company with site selection and marketing and development strategy for penetrating the Las Vegas, Nevada market. In consideration for such services, the Company shall pay to ASSI, Inc. an annual fee (the "Annual Fee") equal to 10% of Net Profits (as hereinafter defined) of the acquired Las Vegas restaurants. As additional consideration for the consulting services, the Company has issued to ASSI, Inc. an aggregate of 100,000 Special Warrants. The Vegas Consulting Agreement terminates on December 31, 2000. Upon their sale by the current holders or their affiliates, these Special Warrants convert into redeemable warrants sold in the Offering.

    In summary, under the Pietro's Consulting Agreement, ASSI, Inc. will be entitled to a total consideration of 5% of Net Profits of the Pietro's Restaurants acquired and retained by the Company plus 100,000 Special Warrants to purchase shares of Common Stock of the Company. Under the Vegas Consulting Agreement ASSI, Inc. will be entitled to a total consideration of 10% of Net Profits of restaurants acquired in Las Vegas plus 100,000 Special Warrants to purchase shares of Common Stock of the Company. Finally, pursuant to the financing of the Pietro's Acquisition, ASSI, Inc. will be entitled to 500,000 shares of Common Stock of the Company and 3,000,000 Special Warrants to purchase shares of Common Stock of the Company. Upon their sale by the current holders or their affiliates, all of the Special Warrants to which ASSI, Inc. is entitled convert into redeemable warrants sold in the Offering.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 1996, the Board of Directors of the Company determined compensation for the executive officers of the Company. Messrs. Paul Motenko and Jeremiah Hennessy were executive officers and were on the Board of Directors in 1996 when the Employment Agreements between the Company and each of them were approved. The Board of Directors serves the function of a Compensation Committee for the Company.


                 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    Action is to be taken by the shareholders at the Annual Meeting with respect to the ratification of Coopers & Lybrand L.L.P. ("Coopers"), independent certified public accountants, as independent accountants for the Company for the fiscal year ending December 31, 1997. Coopers does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Coopers.

    The Board of Directors of the Company and its Audit Committee have approved Coopers as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

    Representatives of Coopers will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

    Notwithstanding the ratification by shareholders of the appointment of Coopers, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent accountants.


               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

    Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all filings were made on a timely basis, with the exception of the following. Mr. Herrick filed a Form 4 reflecting a December 9, 1996 sale of 10,000 shares of Common Stock of the Company on February 7, 1997. Mr. Grumman filed a Form 4 reflecting an October 26, 1996 sale of 5,000 shares of Common Stock of the Company and a October 31, 1996 sale of 5,000 shares of Common Stock of the Company on February 10, 1997. In addition, Mr. Grumman filed a Form 4 reflecting a February 20, 1997 sale of 100,000 Redeemable Warrants of the Company on April 4, 1997. Mr. Schneider filed a Form 4 reflecting a January 29, 1997 sale of 5,000 Redeemable Warrants of the Company on February 14, 1997. Finally, Mr. Burke filed a Form 3 reflecting his November 18, 1996 election to the Board of Directors of the Company on January 16, 1997.


                    SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the next annual meeting of shareholders, such proposal must be received at 26131 Marguerite Parkway, Suite A. Mission Viejo, California 92692, Attention: Corporate Secretary, no later than the close of business on December 27, 1997.

                                    ANNUAL REPORT

    The Company's Annual Report to Shareholders containing its financial statements for the fiscal year ended December 31, 1996, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

                                    OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                  REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

    ANY BENEFICIAL OWNER OF SECURITIES OF THE COMPANY WHOSE PROXY IS HEREBY SOLICITED MAY REQUEST AND RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS THERETO, BUT EXCLUDING EXHIBITS AND SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO: CHICAGO PIZZA & BREWERY, INC., 26131 MARGUERITE PARKWAY, SUITE A, MISSION VIEJO, CALIFORNIA 92692, ATTENTION: CORPORATE SECRETARY.

                             By Order of the Board of Directors



                             PAUL A. MOTENKO
                             Chief Executive Officer, Vice President,
                             Secretary and Chairman of the Board

Mission Viejo, California
May 9, 1997


SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                          CHICAGO PIZZA & BREWERY, INC.
                          26131 Marguerite Parkway, Suite A
                           Mission Viejo, California  92692

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 12, 1997


THE UNDERSIGNED HEREBY APPOINTS PAUL MOTENKO AND JEREMIAH HENNESSY AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM OR EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF CHICAGO PIZZA & BREWERY, INC. TO BE HELD AT 9:30 A.M. PACIFIC TIME, ON JUNE 12, 1997, AT THE COMPANY'S "BJ'S PIZZA, GRILL & BREWERY" RESTAURANT AT 600 BREA MALL DRIVE, BREA, CALIFORNIA, 92621 AND AT ANY ADJOURNMENT THEREOF AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS
FOLLOWS:

    (1)  _____FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO CONTRARY
              BELOW)

         _____WITHHOLDING AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

              PAUL A. MOTENKO, JEREMIAH J. HENNESSY, ALEXANDER
              PUCHNER, BARRY J. GRUMMAN, STANLEY SCHNEIDER,
              STEVEN F. MAYER, ROBERT BURKE AND ERNEST T.
              KLINGER.

          (INSTRUCTIONS:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE,
                       STRIKE THE NOMINEE'S NAME LISTED ABOVE.)

    (2) TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P., AS INDEPENDENT ACCOUNTANTS.

                ______FOR         ______AGAINST      ______ABSTAIN

    (3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

    DATED:  ____________ ___, 1997

                                               _______________________________

                                               _______________________________
                                               SIGNATURE OF SHAREHOLDER

                                               ________________________________
                                               SIGNATURE(S) IF HELD JOINTLY


                                               THIS PROXY SHOULD BE SIGNED
                                               EXACTLY AS YOUR NAME APPEARS
                                               HEREON.  JOINT OWNERS SHOULD
                                               BOTH SIGN.  IF SIGNED BY
                                               EXECUTORS, ADMINISTRATORS,
                                               TRUSTEES AND OTHER PERSONS
                                               SIGNING IN REPRESENTATIVE
                                               CAPACITY, THEY SHOULD GIVE FULL
                                               TITLES.

    PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.